Calculation of Filing Fee Tables
F-3
PETROBRAS - PETROLEO BRASILEIRO SA
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	6.000% Global Notes Due 2035	457(r)	1,000,000,000		$ 981,280,000.00	0.0001476	$ 144,836.93
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 981,280,000.00		$ 144,836.93
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 144,836.93
			Net Fee Due:						$ 0.00
Offering Note
[1]	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. The maximum aggregate offering price is based on an initial price to the public of 98.128% of the U.S.$1,000,000,000 aggregate principal amount of 6.000% Global Notes due 2035.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		F-3	333-229096-01	12/28/2018		$ 144,836.93
Fee Offset Sources		PETROBRAS - PETROLEO BRASILEIRO SA	F-3	333-229096-01		12/28/2018						$ 144,836.93
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	The Registrants previously registered an indeterminate amount of securities having an aggregate offering price of up to US$10000000000 pursuant to a Registration Statement on Form F-3 Nos. 333-229096 and 333-229096-01 filed on December 28 2018 (the "Prior Registration Statement") and paid a total registration fee of U.S.$1212000. Pursuant to Rule 457(p) US$760820 of the registration fees paid in connection with unsold securities registered under the Prior Registration Statement (the offering of which unsold securities has been terminated) can be applied to registration fees due under this Registration Statement on Form F-3ASR Nos. 333-261817 and 333-261817-01 ("Current Registration Statement"). After the filing of the final prospectus supplement to which this Exhibit is attached US$479478 of registration fees paid in connection with the Prior Registration Statement remain available for future fee offsets under the Current Registration Statement.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $981,280,000.00. The prospectus is a final prospectus for the related offering.